
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Morgan Stanley Dean Witter Spectrum Strategic L.P. and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          DEC-31-2000
<PERIOD-END>                               MAR-31-2000
<CASH>                                      84,075,566
<SECURITIES>                                         0
<RECEIVABLES>                                1,968,442<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              90,007,051<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                90,007,051<F3>
<SALES>                                              0
<TOTAL-REVENUES>                           (20,337,419)<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             3,478,187
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                            (23,815,606)
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                        (23,815,606)
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                               (23,815,606)
<EPS-BASIC>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include subscription receivable of $1,648,663 and interest receivable of $319,779.
<F2>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $3,854,115 and net option premiums of $108,928.
<F3>Liabilities include redemptions payable of $1,349,921, accrued brokerage fees of $539,748, and accrued management fees of $282,097.
<F4>Total revenue includes realized trading revenue of $(15,636,889), net change in unrealized of $(5,709,698) and interest income of $1,009,168.


